UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2011

Tandy Brands Accessories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-18927	75-2349915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3631 West Davis, Suite A Dallas, Texas	75211
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (214) 519-5200

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 29, 2011, the Board of Directors of Tandy Brands Accessories, Inc. (the "Company") approved a broad restructuring plan pursuant to which the Company will exit non-core product lines, streamline operations and further reduce operating expenses (the "Restructuring"). The Company believes the Restructuring will improve profitability in future periods by simplifying operating processes, significantly reducing SG&A (selling, general and administrative) expenses and focusing product development and selling efforts on the Company's most profitable core product categories. The Company expects the Restructuring to increase EBITDA (earnings before interest, taxes, depreciation and amortization) by approximately $4 to $5 million on an annualized basis, beginning in fiscal 2012. A copy of the press release announcing the Restructuring is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The primary components of the Restructuring include exiting under-performing, non-core product categories that do not represent strategic components of the Company's branded portfolio, reducing salaried employee headcount by approximately 15%, and accelerating the recognition of future expenses under certain contractual obligations, all of which were completed by June 30, 2011. In connection with the foregoing, the Company currently expects to incur pre-tax charges of approximately $4.5 to $5.5 million, which include (1) an inventory impairment charge of approximately $3.3 to $4.0 million, (2) one-time termination benefits of approximately $0.2 to $0.3 million, and (3) other charges of approximately $1.0 to $1.2 million. The Company plans to recognize these charges in the fourth fiscal quarter ended June 30, 2011. Approximately $0.9 to $1.1 million of the estimated charges are likely to result in future cash expenditures.

Item 2.06. Material Impairments.

In connection with the Restructuring, on June 29, 2011, management concluded that material impairment charges of approximately $3.3 to $4.0 million would be required as a result of writing-off inventory associated with discontinued product categories. The Company does not expect this charge to result in future cash expenditures. The information in Item 2.05 of this Current Report on Form 8-K regarding the Restructuring is incorporated herein by reference.

Item 9.01(d). Exhibits.

Exhibit 99.1     Press Release, dated July 6, 2011.

This Current Report on Form 8-K contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections of future financial performance, anticipated growth and trends in the Company's business, and other characterizations of future events or circumstances are forward-looking statements. The Company has based these forward looking statements on management's current expectations about future events, estimates and projections about the industry in which the Company operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those suggested by these forward-looking statements for various reasons. For information about the factors that could cause such differences, please refer to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements included in this report are made only as of the date hereof. Except as required under federal securities laws and the rules and regulations of the United States Securities and Exchange Commission, the Company does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions, or otherwise.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandy Brands Accessories, Inc. (Registrant)
July 6, 2011 (Date)	/s/ N. RODERICK MCGEACHY, III N. Roderick McGeachy, III Chief Executive Officer